EXHIBIT 10.3

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                          CREDIT AND SECURITY AGREEMENT

                                  BY AND AMONG


                         LUMINANT WORLDWIDE CORPORATION,
                   LWC OPERATING CORP., LWC MANAGEMENT CORP.,
             POTOMAC I HOLDINGS, INC., MULTIMEDIA I HOLDINGS, INC.,
                RSI GROUP, INC., ALIGN SOLUTIONS CORP., POTOMAC
                      PARTNERS MANAGEMENT CONSULTING LLC,
                  MULTIMEDIA RESOURCES LLC, INTERACTIVE8, INC.,
                    BD ACQUISITION CORP., RESOURCE SOLUTIONS
                INTERNATIONAL, LLC, INTEGRATED CONSULTING, INC.,
              FREE RANGE MEDIA, INC., ALIGN-FIFTH GEAR ACQUISITION
               CORPORATION, ALIGN-SYNAPSE ACQUISITION CORPORATION

                                       AND

                        WELLS FARGO BUSINESS CREDIT, INC.

                           DATED AS OF: APRIL 5 ,2000

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

                                                      TABLE OF CONTENTS



ARTICLE I.........................................................................................................1
    Section 1.1 Definitions.......................................................................................1
    Section 1.2 Cross References.................................................................................12

ARTICLE II  Amount and Terms of the Credit Facility..............................................................12
    Section 2.1 Revolving Advances...............................................................................12
    Section 2.2 Procedures for Borrowing.........................................................................12
    Section 2.3 Letters of Credit................................................................................13
    Section 2.4 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement....................14
    Section 2.5 Special Account..................................................................................15
    Section 2.6 Obligations Absolute.............................................................................15
    Section 2.7 Converting US Floating Rate Advances to Eurodollar Rate Advances;PROCEDURES......................16
    Section 2.8 Procedures at End of a Interest Period...........................................................16
    Section 2.9 Setting and Notice of Rates......................................................................17
    Section 2.10 Funding Losses..................................................................................17
    Section 2.11 Right of Lender to Fund through Other Offices...................................................17
    Section 2.12 Discretion of Lenders as to Manner of Funding...................................................17
    Section 2.13 Interest; MinimumInterest Charge; DefaultInterest; Participations; Usury........................18
    Section 2.14 Fees............................................................................................19
    Section 2.15 Computation of Interest and Fees; When Interest Due and Payable.................................20
    Section 2.16 Capital Adequacy; Increased Costs and Reduced Return............................................20
    Section 2.18 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit
                    Facility by Borrowers........................................................................22
    Section 2.19 Termination, Line Reduction; Waiver of Termination, and Line Reduction Fees.....................23
    Section 2.20 Mandatory Prepayment............................................................................23
    Section 2.21 Payment.........................................................................................23
    Section 2.22 Payment on Non-Banking Days.....................................................................23
    Section 2.23 Use of Proceeds.................................................................................24
    Section 2.24 Liability Records...............................................................................24

ARTICLE III  Security Interest; Occupancy; Setoff................................................................24
    Section 3.1 Grant of Security Interest.......................................................................24
    Section 3.2 Notification of Account Debtors and Other Obligors...............................................24
    Section 3.3 Assignment of Insurance..........................................................................24
    Section 3.4 Occupancy........................................................................................25
    Section 3.5 License..........................................................................................25
    Section 3.6 Financing Statement..............................................................................25


    Section 3.7 Setoff...........................................................................................26
    Section 3.8 ACCOMMODATION PARTY DEFENSES WAIVED..............................................................26

ARTICLE IV  Conditions of Lending................................................................................26
    Section 4.1 Conditions Precedent to theInitial Revolving Advance.............................................26
    Section 4.2 Conditions Precedent to All Advances and Letters of Credit.......................................28

ARTICLE V  Representations and Warranties........................................................................28
    Section 5.1 EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS;
                    TAX IDENTIFICATION NUMBER....................................................................28
    Section 5.2 Capitalization...................................................................................29
    Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements..................................29
    Section 5.4 Legal Agreements.................................................................................29
    Section 5.5 Subsidiaries.....................................................................................30
    Section 5.6 Financial Condition; No Adverse Change...........................................................30
    Section 5.7 Litigation.......................................................................................30
    Section 5.8 Regulation U.....................................................................................30
    Section 5.9 Taxes............................................................................................30
    Section 5.10 Titles and Liens................................................................................30
    Section 5.11 Intellectual Property Rights....................................................................31
    Section 5.12 Plans...........................................................................................31
    Section 5.13 Default.........................................................................................31
    Section 5.14 Environmental Matters...........................................................................32
    Section 5.15 Submissions to Lender...........................................................................33
    Section 5.16 Financing Statements............................................................................33
    Section 5.17 Rights to Payment...............................................................................33
    Section 5.18 Financial Solvency..............................................................................33

ARTICLE VI  Borrowers' Affirmative Covenants.....................................................................34
    Section 6.1 Reporting Requirements...........................................................................34
    Section 6.2 Books and Records; Inspection and Examination....................................................37
    Section 6.3 Account Verification.............................................................................37
    Section 6.4 Compliance with Laws.............................................................................37
    Section 6.5 Payment of Taxes and Other Claims................................................................37
    Section 6.6 Maintenance of Properties........................................................................38
    Section 6.7 Insurance........................................................................................38
    Section 6.8 Preservation of Existence........................................................................38
    Section 6.9 Delivery of Instruments, etc.....................................................................39
    Section 6.10 Lockbox; Lender ACCOUNT.........................................................................39
    Section 6.11 Performance by the Lender.......................................................................40
    Section 6.12 Minimum Tangible Net Worth......................................................................40
    Section 6.13 Minimum EBITDA..................................................................................40
    Section 6.14 Minimum Liquidity...............................................................................41
    Section 6.15 Minimum Unrestricted Cash.......................................................................41

                                                 -ii-


    Section 6.16 New Covenants...................................................................................41

ARTICLE VII  Negative Covenants..................................................................................41
    Section 7.1 Liens............................................................................................41
    Section 7.2 Indebtedness.....................................................................................42
    Section 7.3 Guaranties.......................................................................................42
    Section 7.4 Investments and Subsidiaries.....................................................................43
    Section 7.5 Dividends........................................................................................43
    Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations....................................43
    Section 7.7 Intellectual Property............................................................................44
    Section 7.8 Consolidation and Merger; Asset Acquisitions.....................................................44
    Section 7.9 Sale and Leaseback...............................................................................44
    Section 7.10 Restrictions on Nature of Business..............................................................44
    Section 7.11 Capital Expenditures............................................................................44
    Section 7.12 Accounting......................................................................................44
    Section 7.13 Discounts, Etc..................................................................................44
    Section 7.14 Defined Benefit Pension Plans...................................................................45
    Section 7.15 Other Defaults..................................................................................45
    Section 7.16 Place of Business; Name.........................................................................45
    Section 7.17 Organizational Documents........................................................................45
    Section 7.18 Contingent Consideration........................................................................45

ARTICLE VIII  Events of Default, Rights and Remedies.............................................................45
    Section 8.1 Events of Default................................................................................45
    Section 8.2 Rights and Remedies..............................................................................47
    Section 8.3 Certain Notices..................................................................................48

ARTICLE IX  Miscellaneous........................................................................................49
    Section 9.1 No Waiver; Cumulative Remedies...................................................................49
    Section 9.2 Amendments, Etc..................................................................................49
    Section 9.3 Addresses for Notices, Etc.......................................................................49
    Section 9.4 Further Documents................................................................................50
    Section 9.5 Collateral.......................................................................................50
    Section 9.6 Costs and Expenses...............................................................................50
    Section 9.7 Indemnity........................................................................................50
    Section 9.8 Participants.....................................................................................51
    Section 9.9 Execution in Counterparts........................................................................51
    Section 9.10  Binding Effect; Assignment; Complete Agreement; Exchanging Information.........................52
    Section 9.11 Severability of Provisions......................................................................52
    Section 9.12 Headings........................................................................................52
    Section 9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial........................................52


                          CREDIT AND SECURITY AGREEMENT

                            Dated as of April 5, 2000

                  Luminant Worldwide Corporation, a Delaware corporation ("Luminant Worldwide Corporation"), LWC Operating Corp., a Delaware corporation, LWC Management Corp., a Delaware corporation, Potomac I Holdings, Inc., a Delaware corporation, Multimedia I Holdings, Inc., a Delaware corporation, RSI Group, Inc., a Texas corporation, Align Solutions Corp., a Delaware corporation, Potomac Partners Management Consulting, LLC, a Delaware limited liability company, Multimedia Resources, LLC, a New York limited liability company, Interactive8, Inc., a New York corporation, BD Acquisition Corp., a Delaware corporation, Resource Solutions International, LLC, a Texas limited liability company, Integrated Consulting, Inc., a Texas corporation, Free Range Media, Inc., a Washington corporation, Align-Fifth Gear Acquisition Corporation, a Delaware corporation, and Align-Synapse Acquisition Corporation, a Texas corporation (collectively, the "Borrowers" and each a "Borrower"), and Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

                  "Accounts" means as to any Person, all of that Person's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to that Person arising out of the sale or lease of goods or rendition of services by that Person on an open account or deferred payment basis.

                  "Advance" means a Revolving Advance.

                  "Affiliate" means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

                  "Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.

                  "Availability Test" as of a given date means:

                  (a) average daily Availability exceeded $4,000,000 during the thirty (30) day period ending on such date; and

                  (b) Availability did not fall below $2,000,000 at any time during the thirty (30) day period ending on such date.

                  "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Dallas, Texas and Minneapolis, Minnesota and, if such day relates to a Eurodollar Rate Advance, a day on which dealings are carried on in the London interbank Eurodollar market.

                  "Borrowing Base" means, at any time the lesser of:

                  (a)     the Maximum Line; or

                  (b) subject to change from time to time in the Lender's sole discretion, the sum of:

                          (i)      60% of Eligible Accounts, plus

                          (ii) during the Foreign Accounts Eligibility Period, the lesser of

                                   (A)     1,000,000; or

                                   (B)     60% of Eligible Foreign Accounts.

                  "Capital Expenditures" , as to any Person, means any expenditure of money for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

                  "Change of Control" means the occurrence of any of the following events:

                          (a) Any Person or "group" (as such term is used in
                  Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of voting stock of the Parent Borrower.

                           (b) During any consecutive two-year period,
                  individuals who at the beginning of such period constituted the board of directors of the Parent Borrower (together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of the Parent Borrower, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent Borrower then in office.

                           (c) The Parent Borrower is liquidated or dissolved
                  or adopts a plan of liquidation or dissolution.

                  "Collateral" means all of the Borrowers' Equipment, General Intangibles, Inventory, Receivables, all sums on deposit in any Lender Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (vi) all sums on deposit in the Special Account.

                  "Commitment" means the Lender's commitment to make Advances and to cause the Issuer to issue Letters of Credit to or for the Borrowers' account pursuant to Article II.

                  "Contingent Consideration" means payments made by the Borrowers to former owners, with such total amount dependent upon the financial results of an individual Borrower and on the financial results of the combined Borrowers.

                  "Credit Facility" means the credit facility being made available to the Borrowers by the Lender pursuant to Article II.

                  "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person on a consolidated basis as of the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                  "Default" means an event that, with giving of notice and after expiry of any applicable notice or remedy period, would constitute an Event of Default.

                  "Default Period" means any period of time beginning on the first day of any month during which an Event of Default has occurred and ending on the date the Lender notifies the Parent Borrower in writing that such Event of Default has been cured or waived.

                  "Default Rate" means, with respect to the Revolving Advances, an annual rate equal to three percent (3%) over the Floating Rate or Eurodollar Rate, as applicable, which rate shall change when and as the Floating Rate or Eurodollar Rate, as applicable, changes.

                  "EBITDA" for a period means, the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense and (iii) depreciation, depletion, and amortization of tangible and intangible assets, adjusted to exclude the following items (without duplication) of income or expense to the extent such items are included in the calculation of pretax earnings: (a) any non-cash expenses and charges,
         (b) any extraordinary or non-recurring gains or losses, (c) minority interests, and (d) miscellaneous gains and losses, in each case for such period, computed and calculated in accordance with GAAP.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Eligible Accounts" means all unpaid Accounts owed to a Borrower, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

                          (i) Except as set forth in clause (ii) below, from the date hereof to and including September 30, 2000, that portion of Accounts unpaid 120 days or more after the invoice date; and, thereafter, that portion of Accounts unpaid 90 days or more after the invoice date thereafter;

                          (ii) Accounts owed by Young & Rubicam, Inc. which are unpaid 60 days or more after the invoice date.

                          (iii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

                          (iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrowers have provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                          (v) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all material respects, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                          (vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                          (vii) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of any Borrower, other than those Accounts owed by Young & Rubicam, Inc. unless such Accounts are otherwise not Eligible Accounts;

                          (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

                          (ix) That portion of Accounts that has been restructured, extended, amended or modified;

                          (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

                          (xi) Accounts owed by Young & Rubicam, Inc., regardless of whether otherwise eligible, if 50% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i),(iii) or (ix) above;

                          (xii) Accounts owed by an account debtor other than Young & Rubicam, regardless of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i),
                  (iii) or (ix) above; and

                          (xiii) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

                  "Eligible Foreign Accounts" means Accounts due and owing to a Borrower by an Account debtor located outside the United States; but excluding any Accounts having the following characteristics:

                          (i) (A) That portion of Accounts (other than dated Accounts) unpaid 90 days or more after the invoice date, (B) that portion of dated Accounts unpaid more than 60 days after the stated due date, (C) that portion of Accounts that do not provide for payment in full within 180 days after the shipment date;

                          (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

                          (iii)    Accounts owed by any unit of government;

                          (iv) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                          (v) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of any Borrower;

                          (vi) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

                          (vii) That portion of Accounts that has been restructured, extended, amended or modified;

                          (viii) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

                          (ix) That portion of Accounts owed by any one Account debtor that would permit Revolving Advances supported by such Account debtor's Accounts to exceed $200,000 at any one time;

                          (x) Accounts denominated in any currency other than United States dollars, Canadian dollars, French francs, Swiss francs, German marks, Japanese yen, United Kingdom pounds sterling;

                          (xi)     Accounts with respect to which the
                  applicable Borrower has not instructed the Account debtor to pay the Account to the Lender Account;

                          (xii)    Accounts owed by debtors located in
                  countries not acceptable to the Lender in its sole discretion;

                          (xiii)   Accounts owed by an account debtor,
                  regardless of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (vii) above; and

                          (xiv) Accounts otherwise deemed unacceptable to the Lender in its sole discretion.

                  "Environmental Laws" has the meaning specified in Section
         5.14.

                  "Equipment" means, as to any Person, all of that Person's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by that Person.

                  "Eurodollar Rate Advance" means any Advance which bears interest at a rate determined by reference to a Eurodollar Rate.

                 "Eurodollar Base Rate" means, with respect to an Interest Period for a Eurodollar Rate Advance, the interest rate per annum equal to the rate (rounded up to the nearest one-eighth of one percent (1/8%)) determined by the Lender in accordance with Section 2.14 to be a rate at which US Dollar deposits are offered to major banks in the London interbank eurodollar market for an amount equal to the amount of the Eurodollar Rate Advance requested by the Borrowers, to be made available on the first day of such Interest Period and maturing at the end of such Interest Period.

                 "Eurodollar Rate" means, with respect to an Interest Period for a Eurodollar Rate Advance, the rate obtained by adding (a) the applicable Margin to (b) the rate obtained by dividing (i) the applicable Eurodollar Base Rate by (ii) a percentage equal to one (1.00) minus the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to eurodollar fundings (currently referred to as "Eurocurrency Liabilities" in Regulation D) or any other maximum reserve requirements applicable to a member bank of the Federal Reserve System with respect to Eurodollar Rate Advances.

                 "Event of Default" has the meaning specified in Section 8.1.

                 "Floating Rate" means an annual rate equal to the Prime Rate plus the applicable Margin, which annual rate shall change when and as the Prime Rate changes.

                 "Foreign Accounts Eligibility Period" means any period for which the following is true: (a) the Lender has purchased an insurance policy protecting it from extending credit to the Borrower on the basis of foreign accounts, (b) no Default Period exists, (c) the Parent Borrower has given the Lender at least thirty (30) days prior written notice of its desire to borrow against foreign accounts, and (d) the Lender, in its sole discretion has granted the Parent Borrower's request.

                 "Funding Date" has the meaning given in Section 2.1.

                 "GAAP" means at any time generally accepted accounting principles in the United States, applied on a consistent basis.

                 "General Intangibles" means, as to any Person, all of that Person's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, service marks, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use that Person's name, and the goodwill of that Person's business.

                 "Hazardous Substance" has the meaning given in Section 5.14.

                 "Interest Expense" means, for a fiscal year-to-date period, the Borrowers' total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation, (i) interest expensed (whether or not paid) on all Debt,
        (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense on a consolidated basis.

                 "Interest Period" means, relative to any Eurodollar Rate Advance, the period beginning on (and including) the date on which such Eurodollar Rate Advance is made or continued as, or the date on which a Floating Rate Advance is converted to a Eurodollar Rate Advance pursuant to Sections 2.2, 2.7, 2.12 or 2.13, as applicable, and shall end on (but exclude) the day which numerically corresponds to such date one (1), two (2), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Eurodollar Business Day of such month), as the Parent Borrower may select in its relevant notice pursuant to Sections; 2.2, 2.7, 2.12 or 2.13 provided, however, that:

                          (a) no more than four (4) different Interest Periods
                 may be outstanding at any one time;

                          (b) if an Interest Period would otherwise end on a
                 day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless such next following Banking Day is the first Banking Day of a month, in which case such Interest Period shall end on the next preceding Banking
                 Day);

                          (c) no Interest Period may end later than the
                 Maturity Date; and

                          (d) in no event shall the Parent Borrower select
                 Interest Periods with respect to Eurodollar Rate Advances which would require payment of funding losses under Section 2.10.

                 "Inventory" means, as to any Person, all of that Person's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                 "Issuer" means the issuer of any Letter of Credit.

                 "Key Officers" means those officers listed on Exhibit G attached hereto.

                 "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

                 "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

                 "Lender Account" has the meaning given in the Lockbox and Collection Account Agreement.

                 "Letter of Credit" has the meaning specified in Section 2.3.

                 "Liquidity" as of a given date means the sum of Unrestricted Cash plus the average daily Availability for the immediately preceding thirty (30) days or the period beginning on the Funding Date, whichever is shorter.

                 "Loan Documents" means this Agreement, the Note and the Security Documents.

                 "Lockbox" has the meaning given in the Lockbox and Collection Account Agreement.

                 "Lockbox and Collection Account Agreement" means the Lockbox and Collection Account Agreement by and among the Borrowers, Regulus, LLC, Wells Fargo Bank Texas, and the Lender, of even date herewith.

                 "Margin" means, as of any date, the following:

                          (a) as applied to Eurodollar Rate Advances and as
                 used in the definition "Eurodollar Rate," two and one half percent (2.50%); provided however, if no Default Period exists and the Borrowers generate operating cash flow of at least $14,000,000 for their fiscal year ending December 31, 2000, then "Margin" shall mean two and one quarter percent (2.25%); and

                          (b) as applied to Revolving Advances and as used in
                 the definition of "Floating Rate," zero (0); provided however, if no Default Period exists and the Borrowers generate operating cash flow of at least $14,000,000 for their fiscal year ending December 31, 2000, then "Margin" shall mean minus one quarter percent (-0.25%);

        provided that any change in the Margin shall occur within thirty (30) days of the Lender's receipt of the Borrowers' audited fiscal year end financial statements.

                 "Maximum Line" means $15,000,000, unless said amount is reduced pursuant to Section 2.18, in which event it means the amount to which said amount is reduced.

                 "Minimum Interest Charge" has the meaning given in Section
        2.13.

                 "Net Income" means fiscal year-to-date after-tax net income from continuing operations as determined in accordance with GAAP.

                 "Note" means the Revolving Note.

                 "Obligations" means the Note and each and every other debt, liability and obligation of every type and description which any Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of such Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Obligation of Reimbursement and all indebtedness of the Borrowers arising under this Agreement, the Note, any L/C Application completed by any Borrower, or any other loan or credit agreement or guaranty between any Borrower and the Lender, whether now in effect or hereafter entered into.

                 "Obligation of Reimbursement" has the meaning given in Section 2.4(a).

                 "Original Maturity Date" means March 31, 2003.

                 "Organizational Documents" means (i) for each Borrower that is a corporation, its by-laws, articles of incorporation and any other corporate organizational documents, or (ii) for each Borrower that is a limited liability company, its limited liability company agreement, its articles of organization, and any other organizational documents.

                 "Parent Borrower" means Luminant Worldwide Corporation.

                 "Permitted Lien" has the meaning given in Section 7.17.1.

                 "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Plan" means an employee benefit plan or other plan maintained for any Borrower's employees and covered by Title IV of ERISA.

                 "Premises" means all premises where the Borrowers have any rights of possession, including (without limitation) the premises legally described in Exhibit C attached hereto.

                 "Prime Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank, N.A.-San Francisco as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate reasonably designated by the Lender.

                 "Receivables" means each and every right of each Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by such Borrower or by some other person who subsequently transfers such person's interest to such Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which such Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                 "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                 "Revolving Advance" has the meaning given in Section 2.1.

                 "Revolving Note" means the Borrowers' revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

                 "Security Documents" means this Agreement, the Lockbox and Collection Account Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

                 "Security Interest" has the meaning given in Section 3.1.

                 "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.5.

                 "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by any Borrower, by any Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                 "Tangible Net Worth" means the difference between (i) the tangible assets of the Borrowers on a consolidated basis, which, in accordance with GAAP are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper and (ii) all Debt of the Borrowers; EXCLUDING, HOWEVER, patents, trademarks, service marks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, prepaid expenses, deposits, deferred charges or treasury stock or any securities or Debt of any Borrower or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities and non-compete agreements.

                 "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrowers terminate the Credit Facility, or
        (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2.

                 "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                 "Unrestricted Cash" means, at any time, the consolidated cash and cash equivalents (determined in accordance with GAAP) of the Borrowers to the extent such cash is not subject to any lien (other than a lien in favor of the Lender).

                 Section 1.2 CROSS REFERENCES. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.


                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

                  Section 2.1 REVOLVING ADVANCES. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrowers from time to time from the date all of the conditions set forth in
Section 4.1 are satisfied or waived in writing by the Lender (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to the extent it exceeds Availability. The Borrowers' obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, the Borrowers may borrow, prepay pursuant to Section 2.18 and reborrow.

                  Section 2.2 PROCEDURES FOR BORROWING. The Borrowers agree to comply with the following procedures in requesting Revolving Advances under
Section 2.1:

                 (a) Each Advance that the Lender may make shall be funded as either a Floating Rate Advance or a Eurodollar Rate Advance, as the Parent Borrower shall specify in the related notice of borrowing or notice of conversion pursuant to this Section 2.2, or Section 2.7, provided that during Default Periods, no Eurodollar Rate Advances shall be made. Floating Rate Advances and Eurodollar Rate Advances may be outstanding at the same time. It is understood, however, that in the case of a Eurodollar Rate Advance, the principal amount of the Advance shall be in an amount equal to $500,000 or a higher integral multiple of $100,000. The Parent Borrower shall request each Advance not later than 11:00 a.m., Dallas, Texas time, on a Banking Day which, in the case of a Floating Rate Advance, is the Advance date, or, in the case of a Eurodollar Rate Advance, is at least three (3) Banking Days prior to the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Parent Borrower if so requested by the Lender (in the form of Exhibit
        D), shall be by (i) an officer of the Parent Borrower; or (ii) a person designated as the Parent Borrower's agent by an officer of the Parent Borrower in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an officer of the Parent Borrower or such a designated agent, and shall specify whether the Advance is to bear interest initially at a Floating Rate or a Eurodollar Rate, and in the case of an Advance that is to bear interest initially at a Eurodollar Rate, shall specify the Interest Period to be applicable thereto.

                 (b) The Parent Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Dallas, Texas time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of the Parent Borrower; or (ii) any person designated as the Parent Borrower's agent by any officer of the Parent Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Parent Borrower or such a designated agent.

                 (c) Upon fulfillment of the applicable conditions set forth in
        Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Parent Borrower's demand deposit account maintained with Wells Fargo Bank (Texas), N.A. unless the Lender and the Parent Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Parent Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers that the conditions set forth in
        Section 4.2 have been satisfied as of the time of the request.

                 Section 2.3 LETTERS OF CREDIT.

                 (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrowers' account. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued, would exceed the lesser of:

                          (i)      $3,000,000 less the L/C Amount, or

                          (ii)     Availability.

        Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the applicable Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

                 (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

                 (c) Any request to cause an Issuer to issue a Letter of Credit under this Section 2.3 shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

                  Section 2.4 PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT; OBLIGATION OF REIMBURSEMENT. The Borrowers acknowledge that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrowers agree to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and, to the extent not included in the foregoing, the amounts designated below, when and as designated:

                 (a) The Borrowers shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrowers' obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

                 (b) Whenever a draft is submitted under a Letter of Credit, the Lender shall make a Revolving Advance in the amount of the Obligation of Reimbursement (less any amounts paid by the Borrowers under Section 2.4(a))and shall apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

                 (c) If a draft is submitted under a Letter of Credit when the Borrowers are unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrowers shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement (less any amounts paid by the Borrowers under Section 2.4(a)) together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrowers' inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon (less any amounts paid by the Borrowers under Section 2.4(a)).

                 (d) The Borrowers' obligation to pay any Revolving Advance made under this Section 2.4, shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.13.

                  Section 2.5 SPECIAL ACCOUNT. If the Credit Facility is terminated for any reason whatsoever while any Letter of Credit is outstanding, the Borrowers shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Obligations in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrowers so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Parent Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

                  Section 2.6 OBLIGATIONS ABSOLUTE. The Borrowers' obligations arising under Section 2.4 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.4, under all circumstances whatsoever, including (without limitation) the following circumstances:

                 (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

                 (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                 (c) the existence of any claim, setoff, defense or other right which any Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                 (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

                 (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing other than the making of a payment under a Letter of Credit not in conformity with the terms hereof.

This Section shall not relieve the Lender or the Issuer of any liability resulting from the gross negligence or willful misconduct of the Lender or Issuer, or otherwise affect any defense or right any of the Borrowers may have as a result of such gross negligence or willful misconduct.

                  Section 2.7 CONVERTING US FLOATING RATE ADVANCES TO EURODOLLAR RATE ADVANCES; PROCEDURES. So long as no Default Period exists, the Parent Borrower may convert all or any part of any outstanding Floating Rate Advance into a Eurodollar Rate Advance by giving notice to the Lender of such conversion not later than 11:00 a.m., Dallas, Texas time, on a Banking Day which is at least three (3) Banking Days prior to the date of the requested conversion. Each such notice shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Parent Borrower if so requested by the Lender (in the form of Exhibit E), shall specify the date and amount of such conversion, the total amount of the Advance to be so converted and the Interest Period therefor. Each conversion of an Advance shall be on a Banking Day, and the aggregate amount of each such conversion of a Floating Rate Advance to a Eurodollar Rate Advance shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

                  Section 2.8 PROCEDURES AT END OF A INTEREST PERIOD. Unless the Parent Borrower requests a new Eurodollar Rate Advance in accordance with the procedures set forth below, or prepays the principal of an outstanding Eurodollar Rate Advance at the expiration of an Interest Period, the Lender shall automatically and without request of the Parent Borrower convert each Eurodollar Rate Advance to a Floating Rate Advance on the last day of the relevant Interest Period. So long as no Default Period shall exist, the Parent Borrower may cause all or any part of any outstanding Eurodollar Rate Advance to continue to bear interest at the applicable Eurodollar Rate after the end of the then applicable Interest Period by notifying the Lender not later than 11:00 a.m., Dallas, Texas time, on a Banking Day which is at least three (3) Banking Days prior to the first day of the new Interest Period. Each such notice shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Parent Borrower if so requested by the Lender (in the form of Exhibit
E), shall be effective when received by the Lender, and shall specify the first day of the applicable Interest Period, the amount of the expiring Eurodollar Rate Advance to be continued and the Interest Period therefor. Each new Interest Period shall begin on a Banking Day and the amount of each Advance bearing a new Eurodollar Rate shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

                  Section 2.9 SETTING AND NOTICE OF RATES. The applicable Eurodollar Rate for each Interest Period shall be determined by the Lender between the opening of business and 12:00 Noon, Dallas, Texas time, on the second Banking Day prior to the beginning of such Interest Period, whereupon notice thereof (which may be by telephone) shall be given by the Lender to the Parent Borrower. Each such determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Lender, upon written request of the Parent Borrower, shall deliver to the Parent Borrower a statement showing the computations used by the Lender in determining the applicable Eurodollar Rate.

                  Section 2.10 FUNDING LOSSES. The Borrowers shall, upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), indemnify the Lender against any loss or expense which the Lender may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain Eurodollar Rate Advances) or which the Lender may be deemed to have sustained or incurred, as reasonably determined by the Lender, (a) as a consequence of any failure by any Borrower to make any payment when due of any amount due hereunder in connection with any Eurodollar Rate Advances, (b) due to any failure of the Parent Borrower to borrow or convert any Eurodollar Rate Advances on a date specified therefor in a notice thereof or (c) due to any payment or prepayment of any Eurodollar Rate Advance on a date other than the last day of the applicable Interest Period for such Eurodollar Rate Advance. For this purpose, all notices under Sections 2.2, 2.7, or 2.8 shall be deemed to be irrevocable.

                  Section 2.11 RIGHT OF LENDER TO FUND THROUGH OTHER OFFICES. The Lender may fulfill its agreements hereunder with respect to any Eurodollar Rate Advance by causing a foreign branch or affiliate of the Lender to make such Eurodollar Rate Advance; PROVIDED, that in such event the obligation of the Borrowers to repay such Eurodollar Rate Advance shall nevertheless be to the Lender and such Eurodollar Rate Advance shall be deemed held by the Lender for the account of such branch or affiliate.

                  Section 2.12 DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain all or any part of its Eurodollar Rate Advances in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including, without limitation, Section 2.10) all determinations hereunder shall be made as if the Lender had actually funded and maintained each Eurodollar Rate Advance during each Interest Period for such Eurodollar Rate Advance through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate Eurodollar Rate for such Interest Period.

                  Section 2.13 INTEREST; MINIMUM INTEREST CHARGE; DEFAULT INTEREST; PARTICIPATIONS; USURY.

                 (a) FLOATING RATE ADVANCES. Except as set forth in Sections
        2.13 (d) and 2.13(f), the outstanding principal balance of Floating Rate Advances shall bear interest at the Floating Rate.

                 (b) EURODOLLAR RATE ADVANCES. Except as set forth in Sections 2.13(d) and 2.13(f) the outstanding principal balance of Eurodollar Rate Advances shall bear interest at the Eurodollar Rate.

                 (c) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to Section 2.13(a) or 2.13(b), the Borrowers shall pay to the Lender interest of not less than $75,000 per calendar quarter (the "Minimum Interest Charge") during the term of this Agreement, and the Borrowers shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Sections 2.13(a) and 2.13(b) on the date and in the manner provided in Section 2.15.

                 (d) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated in writing by the Lender from time to time during that Default Period.

                 (e) PARTICIPATIONS. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.13, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

                 (f) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between any of the Borrowers and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrowers and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between any of the Borrowers and the Lender, or their successors and assigns.

                 Section 2.14 FEES.

                 (a) COMMITMENT FEE. The Borrower shall pay to the Lender a fully earned and nonrefundable commitment fee of $75,000, due and payable to the Lender upon the Lender's issuance of its commitment to provide the Credit Facility. The Lender acknowledges receipt of $75,000 toward payment of this fee and the fees, costs and expenses described in Sections 2.14(c) and 9.6.

                 (b) UNUSED LINE FEE. For the purposes of this Section 2.14(b), "Unused Amount" means the Maximum Line reduced by (1) outstanding Revolving Advances and (2) the L/C Amount. The Borrowers shall pay to the Lender an unused line fee at the rate of one half of one percent (0.5%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month, commencing April 1, 2000, and on the Termination Date.

                 (c) LETTER OF CREDIT FEES. The Borrowers shall pay to the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two percent (2%) of the aggregate amount that may then be drawn on such Letter of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; PROVIDED, HOWEVER that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four percent (4%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

                 (d) LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrowers shall pay to the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

                 (e) AUDIT FEES. The Borrowers shall pay to the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrowers' operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $700 per day per auditor), together with all reasonable actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. Such costs and fees include, among other things, the pre-loan survey and any collateral audit reviews conducted by the Lender thereafter. The Borrowers shall also pay to the Lender an initial fully earned audit fee deposit in the amount of $50,000 (the "Audit Deposit"), which amount shall be non-refundable and retained by the Lender if (i) the Credit Facility fails to close due to any action or inaction by the Borrowers or (ii) during the course of the Lender's collateral audit and credit review, the Lender discovers any material information that the Borrower failed previously disclose to the Lender and which adversely affects the Lender's approval of the Credit Facility. Otherwise, the Audit Deposit shall be applied to any and all closing fees and out-of-pocket expenses incurred by the Lender in connection with the Credit Facility, with any remaining amount refunded to the Borrowers.

                 (f) FOREIGN RECEIVABLES FEE. For purposes of this Section 2.14(f), "Foreign Receivables Limit" means $1,000,000. During each Foreign Accounts Eligibility Period, the Borrowers shall pay to the Lender a fee at the rate of at least one and three quarters percent (1.75%) per annum on the Foreign Receivables Limit due and payable in arrears on the first day of each month.

                 (g) DOCUMENTATION DEPOSIT. The Borrower shall pay to the Lender a fully earned and non refundable documentation fee of $50,000 (the "Documentation Deposit"). The Documentation Fee shall be applied to any and all closing fees and out-of-pocket expenses incurred by the Lender in connection with the Credit Facility, with any remaining amount refunded to the Borrowers.

                 (h) SUCCESS FEE. On the date the Credit Facility is terminated and all other Obligations are paid in full, the Borrowers shall pay to the Lender a fee equal to one-half of one percent (0.5%) of the Maximum Line. The foregoing fee shall be in addition to any and all other fees, commissions and other charges due and owing by the Borrowers to the Lender hereunder.

                  Section 2.15 COMPUTATION OF INTEREST AND FEES; WHEN INTEREST DUE AND PAYABLE. Fees hereunder and interest accruing on the outstanding principal balance of the Advances and the Obligation of Reimbursement outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest on Floating Rate Advances shall be payable in arrears on the first day of each month and on the Termination Date. Accrued interest on each Eurodollar Rate Advance shall be due and payable on the last day of the Interest Period relating to such Eurodollar Rate Advance; provided, however, that if any Interest Period is longer than three (3) months, interest shall be due and payable monthly in arrears on the last day of the third month occurring after commencement of such Interest Period, on the last day of each three-month period thereafter (if any) and on the last day of such Interest Period.

                  Section 2.16 CAPITAL ADEQUACY; INCREASED COSTS AND REDUCED RETURN.

                 (a) CAPITAL ADEQUACY. If any Related Lender determines at any time that its Return has been reduced solely as a result of any Rule Change, such Related Lender may require the Borrowers to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change provided that the Lender and Related Lender make similar adjustments to all of their other credit facilities. For purposes of this Section 2.16(a):

                          (i) "Capital Adequacy Rule" means any law, rule,
                 regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                          (ii) "Eurodollar Rule" means Regulation D of the
                 Board of Governors of the Federal Reserve System, any applicable law, rule or regulation, with respect to (A) taxes, duties or other charges, exemptions with respect to Eurodollar Rate Advances or the Lender's obligation to make Eurodollar advances, and (B) reserves imposed by the Board of Governors of the Federal Reserve System (but excluding any reserve included in the determination of interest rates pursuant to
                 Section 2.9), special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Related Lender, and any other condition affecting the Lender's making, maintaining or funding of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances.

                          (iii) "L/C Rule" means any law, rule, regulation,
                 guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules imposing taxes, duties or other similar charges, or mandating reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

                          (iv) "Related Lender" includes (but is not limited
                 to) the Lender, the Issuer, any parent corporation of the Lender or the Issuer and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

                          (v) "Return", for any period, means the return as
                 determined by a Related Lender on the Advances and Letters of Credit based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules, Eurodollar Rules, and L/C Rules then in effect, costs of issuing or maintaining any Advance or Letter of Credit and amounts received or receivable under this Agreement or the Notes with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                          (vi) "Rule Change" means any change in any Capital
                 Adequacy Rule, Eurodollar Rule, or L/C Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules, Eurodollar Rules, or L/C Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

        The Lender will promptly notify the Parent Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.16. Certificates of any Related Lender sent to the Parent Borrower from time to time claiming compensation under this Section 2.16, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

                  Section 2.17 TERMINATION OF CREDIT FACILITY; AUTOMATIC RENEWAL. Unless terminated by the Lender during a Default Period or by the Borrowers pursuant to Section 2.18, the Credit Facility shall remain in effect until the Original Maturity Date, and thereafter, shall automatically renew for successive one year periods (the Original Maturity Date and each anniversary date thereof which is at the end of any year for which the Credit Facility has been automatically renewed, is herein referred to as a "Maturity Date") unless the Parent Borrower provides the Lender with 90 days written notice of its election not to renew the Credit Facility.

                  Section 2.18 VOLUNTARY PREPAYMENT; REDUCTION OF THE MAXIMUM LINE; TERMINATION OF THE CREDIT FACILITY BY BORROWERS. Except as otherwise provided herein, the Borrowers may prepay the Revolving Advances, L/C Amounts and/or Obligations of Reimbursement in whole at any time or from time to time in part. The Borrowers may terminate the Credit Facility or reduce the Maximum Line at any time if (i) the Parent Borrower gives the Lender at least 30 days' prior written notice and (ii) the Borrowers pay the Lender the termination or line reduction fees in accordance with Section 2.19. Any reduction in the Maximum Line must be in an amount not less than $1,000,000 or an integral multiple thereof. If the Borrowers reduce the Maximum Line to zero, all Obligations shall be immediately due and payable. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents.

                  Section 2.19 TERMINATION, LINE REDUCTION; WAIVER OF TERMINATION, AND LINE REDUCTION FEES.

                 (a) TERMINATION AND LINE REDUCTION FEES. If the Lender or the Borrowers terminate the Credit Facility for any reason as of a date other than the Maturity Date, or if the Borrowers reduce the Maximum Line, the Borrowers shall pay the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) three percent (3.00%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (ii) two percent (2.00%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) one percent (1.00%) if the termination or reduction occurs after the second anniversary of the Funding Date, but not on the Maturity Date.

                 (b) WAIVER OF TERMINATION AND LINE REDUCTION FEES. The Borrowers will not be required to pay the termination or line reduction fees otherwise due under this Section 2.19 if such termination or line reduction is made because of cash flow generated from the operations of the Borrowers or refinancing by an affiliate of the Lender. Nothing herein shall be construed as a waiver of the fee imposed under Section 2.14(h).

                  Section 2.20 MANDATORY PREPAYMENT. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrowers shall (i) first immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this
Section 2.20 or under Section 2.18 will be applied to the Obligations, in such order and in such amounts as the Lender, in its reasonable discretion, may from time to time determine.

                  Section 2.21 PAYMENT. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for three (3) days before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrowers hereby authorize the Lender, in its reasonable discretion at any time or from time to time without the Borrowers' request and even if the conditions set forth in
Section 4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable and apply such Revolving Advance to the Obligations.

                  Section 2.22 PAYMENT ON NON-BANKING DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

                  Section 2.23 USE OF PROCEEDS. The Borrowers shall use the proceeds of Advances, and each Letter of Credit, if any, to refinance existing debt in accordance with Schedule 2.23 and for ordinary working capital purposes.

                  Section 2.24 LIABILITY RECORDS. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender's demand, the Borrowers will admit and certify in writing the exact principal balance of the Obligations that the Borrowers then assert to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Parent Borrower gives the Lender specific written notice of exception within 30 days after receipt by the Parent Borrower.


                                   ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

                  Section 3.1 GRANT OF SECURITY INTEREST. The Borrowers hereby pledge, assign and grant to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

                  Section 3.2 NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. At any time after the occurrence and during the continuance of an Event of Default, the Lender may notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The applicable Borrower will join in giving such notice if the Lender so requests. At any time after the applicable Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the applicable Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrowers' agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrowers' mail to any address designated by the Lender, otherwise intercept the Borrowers' mail, and receive, open and dispose of the Borrowers' mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrowers' account or forwarding such mail to the Borrowers' last known address.

                  Section 3.3 ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of the Obligations, the Borrowers hereby assign to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrowers with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrowers hereby direct the issuer of any such policy to pay all such monies directly to the Lender during any Default Period. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in any Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

                  Section 3.4 OCCUPANCY.

                 (a) Each Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

                 (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                 (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, (ii) termination of the relevant Default Period, and (iii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                 (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrowers shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrowers will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

                  Section 3.5 LICENSE. Each Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of that Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

                  Section 3.6 FINANCING STATEMENT. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by a Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, certain information is set out in Schedule 3.6.

                  Section 3.7 SETOFF. The Borrowers agree that the Lender may at any time during a Default Period, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to any Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to any Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to that Borrower the amount of such participating interest.

                  Section 3.8 ACCOMMODATION PARTY DEFENSES WAIVED. The parties intend that each Borrower shall be fully liable, jointly and severally, for all Obligations. Nonetheless, in case a court finds that any Borrower is not such a primary obligor with respect to all or any part of the Obligations, the Borrowers expressly waive the benefit of any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party dependent on an obligor's character as such. Without limiting the generality of the foregoing, the liability of the Borrowers hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Lender is hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any Obligations; (ii) any extension or renewal of any Obligations (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Obligations; (iii) any waiver or indulgence granted to any Borrower, and any delay or lack of diligence in the enforcement of the Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, any Borrower, Guarantor or other person liable on any Obligations; (v) any release, surrender, cancellation or other discharge of any Obligations or the acceptance of any instrument in renewal or substitution for any instrument evidencing any Obligations; (vi) any failure to obtain collateral security (including rights of setoff) for any Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any Obligations; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any Collateral, Guarantor Collateral or other collateral security for the Obligations; (viii) any assignment, sale, pledge or other transfer of any of Obligations; or (ix) any manner, order or method of application of any payments or credits on any Obligations.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  Section 4.1 CONDITIONS PRECEDENT TO THE INITIAL REVOLVING ADVANCE AND THE INITIAL LETTER OF CREDIT. The Lender's obligation to make the initial Revolving Advance or to cause to be issued the initial Letter of Credit hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                 (a) This Agreement, properly executed by each Borrower.

                 (b) The Note, properly executed by each Borrower.

                 (c) A true and correct copy of any and all leases pursuant to which any Borrower is leasing any Premises, together with a landlord's disclaimer and consent with respect to each such lease.

                 (d) The Lockbox and Collection Account Agreement, properly executed by the Borrowers, the Lender, Wells Fargo Bank (Texas), N.A. and Regulus, LLC.

                 (e) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against any Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against any Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such liens and assignments of patents, trademarks or copyrights reasonably satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

                 (f) A certificate of each Borrower's secretary or assistant secretary certifying as to (i) the resolutions of the Borrower's Board of Directors or Members, as applicable, and if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) that Borrower's Organizational Documents, and (iii) the signatures of that Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on that Borrower's behalf.

                 (g) For each Borrower a current certificate issued by the Secretary of State of that Borrower's jurisdiction of organization, certifying that that Borrower is validly existing and in good standing in such State.

                 (h) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                 (i) An opinion of counsel to the Borrowers, addressed to the Lender.

                 (j) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

                 (k) Payment of the fees and commissions due through the date of the initial Advance or Letter of Credit under Section 2.14 and, to the extent not paid out of the foregoing fees and commissions in the manner required by Section 2.14, expenses incurred by the Lender through such date and required to be paid by the Borrowers under
        Section 9.6, including all legal expenses incurred through the date of this Agreement.

                 (l) Evidence that after making the initial Revolving Advance and satisfying all senior secured debt as set forth on Schedule 2.23, trade payables older than 60 days from the invoice date, book overdrafts and closing costs, Availability shall be not less than $2,500,000.

                 (m) Completion of an audit, satisfactory to the Lender in its sole discretion, that demonstrates that all accounting and billing functions of the Borrowers have been centralized and consolidated.

                 (n) Satisfactory completion of vendor and customer references.

                 (o) Receipt and review by the Lender of the Parent Borrower's fiscal year 2000 balance sheet and monthly income statement projections.

                  (p) Such other documents as the Lender in its reasonable discretion may require.

                  Section 4.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. The Lender's obligation to make each Advance or to cause the Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on such date:

                 (a) the representations and warranties contained in Article V are correct in all material respects on and as of the date of such Advance or issuance of Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                 (b) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be which constitutes a Default or an Event of Default.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to the Lender as follows:

                   Section 5.1 EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS; TAX IDENTIFICATION NUMBER. Each Borrower is a corporation or a limited liability company, duly organized, validly existing and in good standing under the laws of the State of its organization and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. No dissolution or termination of any Borrower has occurred, and no notice of dissolution or articles of termination have been filed with respect to any Borrower. Each Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. For each Borrower, during its existence, (i) it has done business solely under the names set forth in Schedule 5.1, (ii) its chief executive office and principal place of business is located at the address set forth in
Schedule 5.1, (iii) all of its records relating to its business or the Collateral are kept at that location, (iv) all of its Inventory and Equipment is located at that location or at one of the other locations set forth in
Schedule 5.1 hereto, and (v) its tax identification number is correctly set forth in Schedule 3.6 hereto.

                  Section 5.2 CAPITALIZATION. Schedule 5.2 constitutes a correct and complete list of all owners holding more than 10 percent (10%) of any Borrower's issued and outstanding ownership interests and rights to acquire ownership interests, including the amount and record holder thereof and an organizational chart showing the ownership structure of all Subsidiaries of each Borrower.

                  Section 5.3 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrowers of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary organizational action and do not and will not
(i) require any further consent or approval of any Borrower's shareholders or, as applicable, members; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Borrower or its Organizational Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected except for breaches or defaults which will not have a material adverse effect on the Borrowers taken as a whole; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

                  Section 5.4 LEGAL AGREEMENTS. This Agreement constitutes and, upon due execution by the Borrowers, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles.

                  Section 5.5 SUBSIDIARIES. Schedule 5.5 is a complete and correct list of all present Subsidiaries and of the percentage of the ownership of any Borrower or any other Subsidiary in each as of the date of this Agreement. Except as otherwise indicated in that Schedule, all shares of each Subsidiary owned by any Borrower or by any other Subsidiary are validly issued and fully paid and nonassessable.

                  Section 5.6 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrowers have heretofore furnished to the Lender audited financial statements for fiscal year ended December 31, 1999, and unaudited interim financial statements for fiscal year-to-date period ended January 31, 2000 and those statements fairly present the Borrowers' financial condition on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles except that the interim financial statements do not contain footnotes required by GAAP and are subject to normal, period-end adjustments. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrowers as a whole.

                  Section 5.7 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Key Officers, threatened against or affecting any Borrower or the properties of any Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to that Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrowers as a whole.

                  Section 5.8 REGULATION U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  Section 5.9 TAXES. Each Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them except to the extent the same are being contested in good faith by appropriate proceedings and such Borrower has adequately reserved therefor. Each Borrower has filed all federal, state and local tax returns which to the knowledge of the Key Officers are required to be filed, and each Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due, except to the extent the same are being contested in good faith by proper proceedings and for which such Borrower shall have set aside on its books adequate reserves therefor.

                  Section 5.10 TITLES AND LIENS. Each Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.6 and all proceeds thereof, free and clear of all mortgages, security interests, liens, and encumbrances, except for Permitted Liens. No financing statement naming any Borrower as debtor is on file in any office except to perfect only Permitted Liens and except for financing statements held by the Lender and for financing statements held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of the liens to which such financing statements relate.

                  Section 5.11 INTELLECTUAL PROPERTY RIGHTS. Each Borrower owns or has the exclusive right to use, free and clear of all material liens, claims and restrictions except for Permitted Liens, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted. No Borrower is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. Each Borrower owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others except for Permitted Liens. No Borrower is using, on an unauthorized basis, any confidential information or trade secrets of others. To the knowledge of the Key Officers, no Borrower is, nor has any Borrower received notice with respect to, infringing upon or otherwise acting adversely to any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing.

                  Section 5.12 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrowers nor any of their Affiliates maintains or has maintained any Plan. Neither the Borrowers nor any of their Affiliates have received any notice or has any knowledge to the effect that they are not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrowers nor any of their Affiliates have:

                 (a) Any accumulated funding deficiency within the meaning of ERISA; or

                 (b) Any liability or know of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

                  Section 5.13 DEFAULT. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, except where a failure to comply would not reasonably be expected to have a material adverse effect on the financial condition, properties or operations of the Borrowers as a whole.

                  Section 5.14 ENVIRONMENTAL MATTERS.

                 (a) DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                          (i) "Environmental Law" means any federal, state,
                 local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                          (ii) "Hazardous Substances" means pollutants,
                 contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                 (b) To the best knowledge of each Key Officer, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for any Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

                 (c) To the best knowledge of each Key Officer, no Borrower has disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

                 (d) To the knowledge of the Key Officers, there are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or any Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the best knowledge of the Key Officers, no such matter is threatened or impending.

                 (e) To the best knowledge of each Key Officer, that Borrower's businesses are and have in the past always been conducted materially in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in that Borrower's possession and are in full force and effect. To the knowledge of the Key Officers, no permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

                 (f) To the best knowledge of each Key Officer, the Premises are not listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

                 (g) The Borrowers have delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to any Borrower's businesses.

                  Section 5.15 SUBMISSIONS TO LENDER. All financial and other information provided to the Lender by or on behalf of the Borrowers in connection with the Borrowers' request for the Credit Facility is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

                  Section 5.16 FINANCING STATEMENTS. The Borrowers have provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents, to the extent the Security Interest and other interests are capable of being perfected by filing such financing statements. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents to the extent such interest is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

                  Section 5.17 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the applicable Borrower's records pertaining thereto as being obligated to pay such obligation.

                 Section 5.18 FINANCIAL SOLVENCY. Both before and after giving effect to the transactions contemplated in the Loan Documents, the Borrowers, as a whole,:

                 (a) were not and will not be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and
        Section 2 of the Uniform Fraudulent Transfer Act;

                 (b) do not have unreasonably small capital and are not engaged or about to engage in a business or a transaction for which any remaining assets of the Borrowers are unreasonably small;

                 (c) by executing, delivering or performing their obligations under the Loan Documents and other documents to which they are a party or by taking any action with respect thereto, do not intend to, nor believe that they will, incur debts beyond their ability to pay them as they mature;

                 (d) by executing, delivering or performing their obligations under the Loan Documents or other documents to which they are party to or by taking any action with respect thereto, do not intend to hinder, delay or defraud either their present or future creditors; and

                 (e) at this time do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Key Officers, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.


                                   ARTICLE VI

                        BORROWERS' AFFIRMATIVE COVENANTS

                 So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                 Section 6.1 REPORTING REQUIREMENTS. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail reasonably acceptable to the Lender:

                 (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Parent Borrower, the Parent Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Parent Borrower and reasonably acceptable to the Lender, which annual financial statements shall include the Parent Borrower's balance sheet as at the end of such fiscal year and the related statements of the Parent Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidated basis to include all Borrowers, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Parent Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13, 6.14, 6.15, 7.11 and 7.19; and (iii) a certificate of the Parent Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Parent Borrower's financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                 (b) as soon as available and in any event within 30 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Parent Borrower as at the end of and for such month and for the year to date period then ended, prepared on a consolidated basis to include all of the Borrowers, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments, and except for the absence of footnotes and accompanied by a certificate of the Parent Borrower's chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and except for the absence of footnotes, and fairly represent the Parent Borrower's financial position and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Parent Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13, 6.14, 6.15, and 7.11.

                 (c) within 15 days after the end of each month or more frequently if the Lender so requires, agings of all of the Borrowers' accounts receivable on a consolidated basis and their accounts payable and a calculation of their Accounts and Eligible Accounts as of the end of such period;

                 (d) if the Availability Test is satisfied, then within fifteen
        (15) days after the end of the month, a report of sales, credit memos, collections for the Borrowers at the end of the prior month, PROVIDED HOWEVER, if the Availability Test is not satisfied, then such reports shall be required on the first day of every half-month period until the Availability Test is satisfied for sixty (60) consecutive days;

                 (e) at least 30 days before the beginning of each fiscal year of the Borrowers, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrowers' good faith projections and certified by the Parent Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                 (f) promptly after an executive officer of the Parent Borrower obtains knowledge, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency and affecting any Borrower of the type described in Section 5.14 or which seek a monetary recovery against any Borrower in excess of $250,000;

                 (g) as promptly as practicable (but in any event not later than five Banking Days) after an executive officer of the Parent Borrower obtains knowledge of the occurrence of any material breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Parent Borrower of the steps being taken by the Borrowers to cure the effect of such breach, default or event;

                 (h) as promptly as practicable and in any event within 30 days after any Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Parent Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                 (i) as promptly as practicable, and in any event within 10 days after any Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Parent Borrower's chief financial officer setting forth details as to such failure and the action which the Borrowers propose to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                 (j) promptly upon knowledge thereof, notice of (i) any disputes or claims by any Borrower's customers exceeding $250,000 individually during any fiscal year; (ii) credit memos; (iii) any material goods returned to or recovered by any Borrower; and (iv) any change in the persons constituting the Key Officers;

                 (k) promptly upon knowledge thereof, notice of any loss of or material damage to any material portion of the Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                 (l) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrowers shall have sent to their stockholders;

                 (m) promptly after the sending or filing thereof, copies of all regular and periodic reports which any Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

                 (n) promptly upon knowledge thereof, notice of any Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the business or financial condition of the Borrowers as a whole; and

                 (o) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

                 Section 6.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. Each Borrower will keep accurate books of record and account for itself pertaining to its portion of the Collateral and pertaining to its business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to such Borrower, and to discuss such Borrower's affairs with any of its directors, officers, or employees or agents to the extent such employees or agents are reasonably likely to have specific knowledge of a matter as to which the Lender requires further information. Each Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of such Borrower at any time during ordinary business hours.

                 Section 6.3 ACCOUNT VERIFICATION. The Lender may at any time and from time to time send or require any Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

                 Section 6.4 COMPLIANCE WITH LAWS.

                 (a) Each Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance except where any non-compliance or violation would not reasonably be expected to have a material adverse effect on the Borrowers' business or financial condition as a whole.

                 (b) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

                 Section 6.5 PAYMENT OF TAXES AND OTHER CLAIMS. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, are likely by law to become a lien or charge upon any properties of such Borrower; provided, that no Borrower will be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

                 Section 6.6 MAINTENANCE OF PROPERTIES.

                 (a) Each Borrower will keep and maintain its portion of the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in such Borrower's judgment, desirable in the conduct of its business and not disadvantageous in any material respect to the Lender as holder of the Obligations.

                 (b) Each Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                 (c) Each Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

                 Section 6.7 INSURANCE. Each Borrower will obtain and at all times maintain insurance with insurers believed by that Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be reasonably required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which that Borrower operates. Without limiting the generality of the foregoing, each Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest therein, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit reasonably acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

                 Section 6.8 PRESERVATION OF EXISTENCE. Except as otherwise contemplated hereunder, each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

                 Section 6.9 DELIVERY OF INSTRUMENTS, ETC. Upon request by the Lender, each Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by that Borrower.

                 Section 6.10 LOCKBOX; LENDER ACCOUNT.

                 (a) Each Borrower will irrevocably direct all present and future account debtors and other Persons obligated to make payments on Receivables to make such payments directly to the Lockbox to be under the Lender's control in accordance with the terms of the Lockbox and Collection Account Agreement. After such request, all invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Receivable or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to the Lender Account.

                 (b) If, notwithstanding the instructions to debtors to make payments to the Lockbox, any Borrower receives any payments on Receivables, the applicable Borrower shall deposit such payments into the Lender Account. Until so deposited, each Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

                 (c) Amounts deposited in the Lender Account shall not bear interest and shall not be subject to withdrawal by any Borrower, except after full payment and discharge of all Obligations. Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, if the outstanding balance of the Obligations equals zero
        (0), then the Lender shall remit amounts deposited in the Lender Account as the Parent Borrower shall request and Parent Borrower shall have all right, title and interest in such amounts.

                 (d) All deposits in the Lender Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender shall, after allowing one (1) Banking Day, apply deposited funds in the Lender Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

                 (e) All items deposited in the Lender Account shall be subject to final payment. If any such item for which any Borrower has received credit in the Lender Account is returned uncollected, the Borrowers will immediately pay the Lender, or, for items deposited in the Lender Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrowers' commercial account or other account. The Borrowers shall be liable as an endorser on all items deposited in the Lender Account, and for which any Borrower has received credit in the Lender Account, whether or not in fact endorsed by a Borrower.

                 Section 6.11 PERFORMANCE BY THE LENDER. Following an Event of Default, the Lender may, but need not, perform or observe any covenant which any of the Borrowers has failed to perform on behalf and in the name, place and stead of the applicable Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies reasonably expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) reasonably incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as that Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of that Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by that Borrower under this Section 6.11.

                 Section 6.12 MINIMUM TANGIBLE NET WORTH. The Borrowers will maintain their consolidated Tangible Net Worth at an amount not less than the greater of (i) $30,000,000 or (ii) the Borrowers' Tangible Net Worth as of December 31, 1999. The Borrowers' Tangible Net Worth shall be determined quarterly before June 30, 2000, and monthly thereafter.

                  Section 6.13 MINIMUM EBITDA. The Borrowers will achieve, for each period described below, minimum year-to-date EBITDA determined quarterly prior to June 30, 2000 and monthly thereafter, of not less than the amount set forth opposite such period:


                Period                               Minimum Year-to-Date EBITDA
                ------                               ---------------------------

       January 1, 2000 through                                 $         0
          March 30, 2000

       March 31, 2000 through                                  $ 2,000,000
           June 29, 2000

        June 30, 2000 through                                  $ 4,500,000
        September 29, 2000

          September 30, 2000
      through December 30, 2000                                $ 8,000,000

          December 31, 2000                                    $11,000,000

      January 1, 2001 through                                  $         0
           March 30, 2001

            March 31, 2001                                     $ 2,000,000


                  Section 6.14 MINIMUM LIQUIDITY. At all times, the Borrowers shall maintain Liquidity, determined at the end of each month, of not less than $15,000,000.

                 Section 6.15 MINIMUM UNRESTRICTED CASH. At all times, the Borrowers shall maintain Unrestricted Cash, determined at the end of each month, of not less than $10,000,000.

                 Section 6.16 NEW COVENANTS. On or before January 31 of each year, the Borrowers and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, 6.14, 6.15 and 7.11 for periods after such date. The new covenant levels will be based on the Borrowers' projections for such periods and shall be no less stringent than the present levels.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                 So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers agree that, without the Lender's prior written consent:

                 Section 7.1 LIENS. No Borrower will create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; EXCLUDING, HOWEVER, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                 (a) in the case of any Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, liens, rights, easements and minor irregularities in title which do not materially interfere with that Borrower's business or operations as presently conducted;

                 (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in
        Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

                 (c) the Security Interest and liens and security interests created by the Security Documents;

                 (d) purchase money security interests relating to the acquisition of machinery and equipment of any Borrower not exceeding the lesser of cost or fair market value thereof, not exceeding $1,000,000 for any one purchase or $3,000,000 in the aggregate during any fiscal year and so long as no Default Period is then in existence and none would exist immediately after such acquisition;

                 (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens arising in the ordinary course of business for sums not due;

                 (f) deposits or pledges, or liens incurred, to secure payment of worker's compensation, unemployment insurance, old age pension or other social security obligations, in the ordinary course of business of the Borrower;

                 (g) liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required if the same are being contested in good faith by appropriate proceedings, and for which adequate reserves with respect thereto have been made; and

                 (h) banker's liens, rights of setoff and similar liens incurred on deposits made in the ordinary course of business.

                 Section 7.2 INDEBTEDNESS. No Borrower will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on its behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                 (a) indebtedness arising hereunder;

                 (b) indebtedness in existence on the date hereof and listed in
        Schedule 7.2 hereto; and

                 (c) indebtedness relating to liens permitted in accordance with Section 7.1.

                 Section 7.3 GUARANTIES. No Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                 (a) the endorsement of negotiable instruments by a Borrower for deposit or collection or similar transactions in the ordinary course of business; and

                 (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

                 Section 7.4 INVESTMENTS AND SUBSIDIARIES.

                 (a) No Borrower will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                          (i) investments in direct obligations of the United
                 States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                          (ii) travel advances or loans to the Borrowers'
                 officers and employees not exceeding at any one time an aggregate of $100,000;

                          (iii) advances in the form of progress payments,
                 prepaid rent;

                          (iv) acquisitions permitted under Section 7.8; and

                          (v) interests in any Borrower.

                 (b) No Borrower will create or permit to exist any Subsidiary, other than the Subsidiaries in existence on the date hereof and listed in Schedule 5.5.

                 Section 7.5 DIVIDENDS. Except for dividends from a Borrower to another Borrower, no Borrower will declare or pay any dividends (other than dividends payable solely in stock of the applicable Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly

                 Section 7.6 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. The Borrowers will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of the assets of the Borrowers as a whole, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations; PROVIDED, HOWEVER, nothing contained herein shall limit the Borrowers' right to use any funds on deposit in the Borrowers' investment accounts. No Borrower will in any manner transfer any property without prior or present receipt of full and adequate consideration.

                 Section 7.7 INTELLECTUAL PROPERTY. No Borrower will sell, assign or grant licenses to use, any of its applications for patents, patents, copyrights, trademarks, trade secrets, trade names or other intellectual property to any other Person except in the ordinary course of business.

                 Section 7.8 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS. Any merger, consolidation or acquisition pursuant to which a Borrower would consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person is prohibited unless such action is (a) solicited by the other Person,
(b) such other Person is engaged in the electronic commerce or internet field or in a line of business substantially related thereto, and (c) upon completion of the proposed merger, acquisition or consolidation (i) Availability would be equal to or greater than $5,000,000 and (ii) no Default Period exists. Except as set forth in this Section 7.8, no Borrower will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

                 Section 7.9 SALE AND LEASEBACK. No Borrower will enter into any arrangement, directly or indirectly, with any other Person whereby that Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which that Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                 Section 7.10 RESTRICTIONS ON NATURE OF BUSINESS. No Borrower will engage in any line of business materially different from that in which the Borrowers as a whole are presently engaged and will not purchase, lease or otherwise acquire any material assets not related to the business of the Borrowers as a whole.

                 Section 7.11 CAPITAL EXPENDITURES. The Borrowers will not incur or contract to incur Capital Expenditures of more than $3,500,000 during fiscal year 2000.

                 Section 7.12 ACCOUNTING. No Borrower will adopt any material change in accounting principles other than as required by GAAP. No Borrower will adopt, permit or consent to any change in its fiscal year.

                 Section 7.13 DISCOUNTS, ETC. No Borrower will, after notice from the Lender, grant any discount, credit or allowance to any customer on any then-outstanding receivable or accept any return of goods sold. No Borrower will at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate a material obligation of any account debtor or other obligor of such Borrower.

                 Section 7.14 DEFINED BENEFIT PENSION PLANS. No Borrower will adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.12.

                 Section 7.15 OTHER DEFAULTS. No Borrower will permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon it that would have a material adverse effect upon the Borrowers as a whole or on the Lender's rights and privileges under the Loan Documents.

                 Section 7.16 PLACE OF BUSINESS; NAME. Except as otherwise disclosed in writing to the Lender prior to the date of this Agreement, no Borrower will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. No Borrower will permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. No Borrower will change its name.

                 Section 7.17 ORGANIZATIONAL DOCUMENTS. Except as otherwise disclosed in writing to the Lender prior to the date of this Agreement, no Borrower will amend its articles of incorporation and bylaws. No Borrower will become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

                 Section 7.18 CONTINGENT CONSIDERATION. Cash payments of Contingent Consideration shall not exceed twenty-five percent (25%) of the total amount of any payments of Contingent Consideration by the Borrowers and Availability must not be less than $3,000,000 after giving effect to such payments.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

                 Section 8.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

                 (a) Default in the payment of the Obligations when they become due and payable;

                 (b) Failure to pay when due any amount specified in Section
        2.4 relating to the Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under Section 2.5 or;

                 (c) Default in the payment of any fees, commissions, costs or expenses required to be paid by any Borrower under this Agreement which default continues unremedied for five (5) days after written notice thereof is given by Lender to Parent Borrower;

                 (d) Default in the performance, or breach, of any covenant or agreement of any Borrower contained in this Agreement; provided, however, that any such Default occurring under any of Sections 6.1(a), 6.3, 6.9 and 6.11 of this Agreement shall not be deemed to be an Event of Default unless such Default continues unremedied for fifteen (15) days after written notice thereof is given by the Lender to the Parent Borrower; provided, further, however, that (i) any Default occurring under any other subdivision of Section 6.1, or under Section 6.2, 6.5,
        6.6 or 6.8 shall not be deemed to be an Event of Default unless such Default continues unremedied for five (5) days and (ii) any Default occurring under Section 6.4 shall, if the applicable governmental agency or authority has provided the Borrower some time period to remedy its noncompliance, only be deemed an Event of Default if such noncompliance continues unremedied beyond that designated time period.

                 (e) A Change of Control shall occur;

                 (f) Any Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the applicable Borrower; or any Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower;

                 (g) A petition shall be filed by or against any Borrower under the United States Bankruptcy Code naming that Borrower as debtor;

                 (h) Any representation or warranty made by any Borrower in this Agreement or by any Borrower (or by any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective;

                 (i) The rendering against any Borrower of a final and non-appealable judgment, decree or order for the payment of money in excess of $250,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution or bond pending appeal;

                 (j) Any unwaived default under any bond, debenture, note or other evidence of indebtedness of any Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

                 (k) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Parent Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or any Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or any Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on any Borrower's assets in favor of the Plan;

                 (l) An event of default by the Borrower shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrowers hereunder or under any note;

                 (m) The Borrowers as a whole shall liquidate, dissolve, terminate or suspend its business operations or otherwise materially fail to operate their business in the ordinary course, or sell all or substantially all of their assets, without the Lender's prior written consent;

                 (n) Any Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) and such failure shall continue unremedied for five
        (5) days, or notice of any state or federal tax liens shall be filed or issued (other than any tax lien with respect to which a tax deficiency is being contested in good faith and by proper proceedings and for which the Borrower shall have set aside on its books adequate reserves therefor); or

                 (o) Default in the payment of any amount owed by any Borrower to the Lender other than any Obligations arising hereunder or under any of the other Loan Documents.

                 Section 8.2 RIGHTS AND REMEDIES. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

                 (a) the Lender may, by notice to the Parent Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

                 (b) the Lender may, by notice to the Parent Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;

                 (c) the Lender may, without notice to any Borrower and without further action, apply any and all money owing by the Lender to any Borrower to the payment of the Obligations;

                 (d) the Lender may make demand upon the Borrowers and, forthwith upon such demand, the Borrowers will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.20 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

                 (e) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                 (f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                 (g) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (f) or (g) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

                 Section 8.3 CERTAIN NOTICES. If notice to the Borrowers of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.


                                   ARTICLE IX

                                  MISCELLANEOUS

                 Section 9.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                 Section 9.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender and each of the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

                 Section 9.3 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

                 If to the Borrowers:

                 Luminant Worldwide Corporation
                 13737 Noel Road
                 Suite 1400
                 Dallas, Texas 75240-7367
                 Telecopier: (972)-581-7002
                 Attention: Thomas G. Bevivino

                 If to the Lender:

                 Wells Fargo Business Credit, Inc.
                 4975 Preston Park Blvd. Suite 280
                 Plano, Texas  75093

                 Telecopier:  (972) 867-7838
                 Attention: Thomas J. Krueger

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) three (3) business days after deposit in the mail, postage prepaid, if delivered by mail, (c) the first business day after the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

                 Section 9.4 FURTHER DOCUMENTS. Each Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the applicable Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion). Without limiting the generality of the foregoing, each Borrower authorizes the Lender to file any such financing statements without its signature.

                 Section 9.5 COLLATERAL. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights any Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

                 Section 9.6 COSTS AND EXPENSES. The Borrowers shall pay on demand all costs and expenses, including (without limitation) attorneys' fees reasonably incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letters of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

                 Section 9.7 INDEMNITY. In addition to the payment of expenses pursuant to Section 9.6, the Borrowers shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                          (i) any and all transfer taxes, documentary taxes,
                 assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                          (ii) any claims, loss or damage to which any
                 Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

                          (iii) any and all other liabilities, losses, damages,
                 penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances except to the extent resulting from the gross negligence or willful misconduct of any Indemnitee.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrowers, or counsel designated by the Parent Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding, at the Borrowers' sole costs and expense; provided, however, if the resistance or defense provided by the Borrowers or their counsel prove unsatisfactory to the Lender, the Lender shall have the right to appoint and hire alternate counsel to resist and defend such action, suit or proceeding, at the Borrowers' sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers' obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrowers' other obligations hereunder.

                 Section 9.8 PARTICIPANTS. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

                 Section 9.9 EXECUTION IN COUNTERPARTS. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                 Section 9.10 BINDING EFFECT; ASSIGNMENT; COMPLETE AGREEMENT; EXCHANGING INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that no Borrower will have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding any Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding any Borrower and its Affiliates, and the Borrowers waive any right of confidentiality it may have with respect to such exchange of such information.

                 Section 9.11 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                 Section 9.12 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 Section 9.13 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. THE PARTIES AGREE THAT THE LAW OF THE STATE OF MINNESOTA (OTHER THAN CONFLICT OF LAWS RULES OF THE STATE OF MINNESOTA) SHALL BE APPLICABLE TO AND GOVERN ALL ASPECTS OF THIS TRANSACTION AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES AGREE THAT ALL DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ALL MATTERS PERTAINING TO THE VALIDITY OR ENFORCEABILITY OF SUCH DOCUMENTS AND AGREEMENTS AS WELL AS ALL MATTERS PERTAINING TO THE INTERPRETATION OR CONSTRUCTION OF SUCH DOCUMENTS AND AGREEMENTS, SHALL BE DETERMINED UNDER AND GOVERNED BY THE LAWS (OTHER THAN CONFLICT OF LAWS RULES) OF THE STATE OF MINNESOTA. FURTHER, THE PARTIES AGREE THAT THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS AND THE SUBJECT MATTER OF SUCH TRANSACTIONS BEAR A REASONABLE RELATION TO THE STATE OF MINNESOTA. THE PARTIES HERETO HEREBY (I) CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF

MINNESOTA IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AGREEMENT; (II) WAIVE ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT, (III) AGREE THAT ANY LITIGATION INITIATED BY THE LENDER OR ANY BORROWER IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE VENUED IN EITHER THE DISTRICT COURT OF HENNEPIN COUNTY, MINNESOTA, OR THE UNITED STATES DISTRICT COURT, DISTRICT OF MINNESOTA, FOURTH DIVISION; AND (IV) AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                 Section 9.14 CONFIDENTIALITY. Notwithstanding anything to the contrary herein, the Lender and its Affiliates shall, and shall cause all of their respective employees, agents and representatives to, at all times take all steps necessary to preserve the confidentiality of all non-public information furnished or made available by any of the Borrowers to the Lender or any of its Affiliates or any of their respective employees, agents or representatives, under this Agreement, any of the Loan Documents or otherwise and neither the Lender nor any of its Affiliates nor any of their respective employees, agents or representatives shall use any such information for any purpose in any manner other than pursuant to the terms contemplated by the Loan Documents.




                           [SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BUSINESS CREDIT, INC.


By /s/ Thomas J. Krueger
  ----------------------
   Thomas J. Krueger

   ITS VICE PRESIDENT
                                                 LUMINANT WORLDWIDE CORPORATION

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its Chief Executive Officer

                                                 LWC OPERATING CORP.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 LWC MANAGEMENT CORP.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 POTOMAC I HOLDINGS, INC.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 MULTIMEDIA I HOLDINGS, INC.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President


            (SIGNATURE PAGE 1 OF 3 TO CREDIT AND SECURITY AGREEMENT)

                                                 RSI GROUP, INC.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President


                                                 ALIGN SOLUTIONS CORP.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 POTOMAC PARTNERS MANAGEMENT
                                                 CONSULTING, LLC

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its Manager

                                                 MULTIMEDIA RESOURCES, LLC

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 INTERACTIVE8, INC.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 BD ACQUISITION CORP.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

            (SIGNATURE PAGE 2 OF 3 TO CREDIT AND SECURITY AGREEMENT)

                                                 RESOURCE SOLUTIONS
                                                 INTERNATIONAL, LLC

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 INTEGRATED CONSULTING, INC.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 FREE RANGE MEDIA, INC.

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 ALIGN-FIFTH GEAR ACQUISITION
                                                 CORPORATION

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

                                                 ALIGN-SYNAPSE ACQUISITION
                                                 CORPORATION

                                                 By /s/ Guillermo G. Marmol
                                                    ---------------------------
                                                    Guillermo G. Marmol
                                                    Its President

            (SIGNATURE PAGE 3 OF 3 TO CREDIT AND SECURITY AGREEMENT)


                                      -3-